Press Release
FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS SECOND QUARTER 2016 RESULTS

Net Earnings of $0.24 per Diluted Share

FFO, as adjusted, of $0.54 per Share

Consolidated Operating Occupancy of 95.6 Percent

Same-Store NOI Growth of 1.3 Percent on a Straight-Line Basis and 1.5 Percent on a Cash Basis;
Increased and Narrowed Full-Year 2016 Same-Store NOI Guidance to between 4.75 and 5.50 Percent on a Straight-Line Basis and between 4.50 and 5.25 on a Cash Basis

Rent Growth of 15.3 Percent on a GAAP Basis and 5.7 Percent on a Cash Basis

Stabilized 1.4 Million Square Feet of Development and Redevelopment
at an Average Yield of 7.5 Percent

Raised and Narrowed 2016 Net Earnings Guidance to between $0.84 and $0.90 Per Diluted Share

Raised and Narrowed 2016 FFO Guidance, as adjusted, to between $2.16 and $2.22 Per Diluted Share

DENVER, August 4, 2016 - DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending June 30, 2016.

“DCT had another good quarter highlighted by strong leasing volume and rental-rate growth,” said Phil Hawkins, President and CEO for DCT Industrial. “Customer demand is robust across all of our markets, driven by e-commerce as well as continued healthy activity from traditional users. The combination of better-than-expected demand plus low vacancy rates and disciplined supply, bodes well for continued strong results in both our operating and development portfolios. This has led us to increase our financial and operating guidance across all key metrics.”

Net income attributable to common stockholders (“Net Earnings”) for Q2 2016 was $21.4 million, or $0.24 per diluted share, compared to $18.3 million, or $0.20 per diluted share, reported for Q2 2015, an increase of 20.0 percent per diluted share.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q2 2016 totaled $51.1 million, or $0.54 per diluted share, compared with $44.2 million, or $0.47 per diluted share, for Q2 2015, an increase of 14.9 percent per diluted share. These results exclude $0.1 million of acquisition costs and a non-cash charge of $0.4 million related to hedge ineffectiveness for the quarter ending June 30, 2016 and $0.2 million of acquisitions costs for the quarter ending June 30, 2015.

Property Results and Leasing Activity
As of June 30, 2016, DCT Industrial owned 392 consolidated operating properties, totaling 63.4 million square feet, with occupancy of 95.6 percent, a decrease of 20 basis points from Q1 2016 and an increase of 50 basis points over Q2 2015. On a same-portfolio basis, the impact of dispositions and placing developments into operations brought occupancy down 10 basis points. Approximately 731,000 square feet, or 1.1 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at June
30, 2016, which does not take into consideration 594,000 square feet of leased developments under construction and pre-developments.

In Q2 2016, the Company signed leases totaling 4.4 million square feet with rental rates increasing 15.3 percent on a GAAP basis and 5.7 percent on a cash basis, compared to the corresponding expiring leases. Over the previous four quarters, rental rates on signed leases increased 21.2 percent on a GAAP basis and 7.8 percent on a cash basis. The Company’s tenant retention rate was 75.0 percent in Q2 2016.

Net operating income (“NOI”) was $71.6 million in Q2 2016, compared with $66.2 million in Q2 2015. In Q2 2016, same-store NOI, excluding revenue from lease terminations, increased 1.3 percent on a straight-line basis and 1.5 percent on a cash basis, when compared to Q2 2015. Same-store occupancy averaged 95.1 percent in Q2 2016, a decrease of 20 basis points from Q2 2015. Same-store occupancy as of June 30, 2016 was 95.3 percent.

Investment Activity
Development and Redevelopment
In Q2 2016, DCT Industrial stabilized 1.4 million square feet of developments and redevelopments at a weighted-average yield of 7.5 percent. Additionally, since March 31, 2016, the Company executed 941,000 square feet of development and redevelopment leases bringing its development pipeline to 45.8 percent leased and its redevelopment pipeline to 79.9 percent leased.

Development highlights since March 31, 2016:

•
Executed a 234,000 square foot lease for SCLA Building 13B, a 445,000 square foot building located in Victorville, CA, which is owned by an unconsolidated joint venture. The 100 percent leased project is scheduled to be complete in Q3 2016.

•
In July, executed a 134,000 square foot pre-lease for DCT Commerce Center Phase II Building E to bring the 162,000 square foot development located in the Airport West submarket of Miami to 82.6 percent leased. Construction is scheduled to commence in Q1 2017.

•
Commenced construction on DCT White River Corporate Center Phase II North, a 251,000 square foot building located in the South Kent Valley submarket of Seattle. Construction is scheduled to be complete in Q4 2016.

•
In July, commenced construction on DCT Arbor Avenue, a 796,000 square foot development located in the City of Tracy in San Joaquin County, in the Central Valley submarket of Northern California. Construction is scheduled to be complete in Q3 2017.

•	Acquired 23.1 acres in the B/W Corridor submarket of Baltimore/Washington D.C. to develop DCT Terrapin Commerce Center, a two-building complex totaling 220,000 square feet.

•	Acquired 17.5 acres in the Northwest submarket of Dallas to develop DCT Miller Road, a 270,000 square foot building.

•	In July, acquired 9.9 acres in the DFW Airport submarket of Dallas to develop DCT DFW Trade Center, a 112,000 square foot building.

Redevelopment highlights since March 31, 2016:

•	Executed a full-building lease for a 297,000 square foot redevelopment located in the Hayward submarket of Northern California. The project is scheduled to be complete in Q4 2016.

•	Executed a 159,000 square foot lease for a 320,000 square foot redevelopment located in the I-88 Corridor submarket of Chicago to bring the building to 100 percent leased.

•	Executed a 40,000 square foot lease for a 103,000 square foot redevelopment located in the Tacoma/Fife submarket of Seattle to bring the building to 38.8 percent leased.

•	Executed a 31,000 square foot lease for a 63,000 square foot redevelopment located in the DFW Airport submarket of Dallas to bring the building to 100 percent leased.

Dispositions
Since March 31, 2016, DCT Industrial has sold seven buildings totaling 1.2 million square feet. These transactions generated total gross proceeds of $51.4 million and have an expected year-one weighted-average cash yield of 7.5 percent.

The table below summarizes the dispositions since March 31, 2016:

Market	Submarket	Square Feet	Occupancy	Closed
Chicago	Central Kane/DuPage	249,000	100.0%	Apr-16
Chicago (4 buildings)	Central Kane/DuPage	829,000	100.0%	Apr-16
Chicago	North DuPage	63,000	0.0%	June-16
Northern California	880 Corridor	36,000	100.0%	June-16
Total/Weighted Average		1,177,000	94.6%

Capital Markets
As previously announced in May, the Company priced $250 million of senior unsecured notes. The notes will be issued in a private placement offering with an average term of 10 years and a weighted-average interest rate of 3.90 percent. The proceeds will be used to repay borrowings under the Company’s senior unsecured revolving line of credit, other senior unsecured notes and for general corporate purposes. It is expected the notes will be issued in Q3 2016.

Dividend
DCT Industrial’s Board of Directors declared a $0.29 per share quarterly cash dividend, payable on October 19, 2016 to stockholders of record as of October 7, 2016.

Guidance
The Company raised and narrowed 2016 Net Earnings to between $0.84 and $0.90 per diluted share, up from $0.73 to $0.83. Net Earnings guidance excludes any gain or loss related to potential future dispositions.

The Company raised and narrowed 2016 FFO guidance, as adjusted, to between $2.16 and $2.22 per diluted share, up from $2.10 to $2.20 per diluted share. The Company’s FFO guidance excludes actual and any potential future acquisition costs and non-cash charges for hedge ineffectiveness.

For additional details, assumptions and definitions related to the Company’s 2016 guidance, please refer to page 18 in DCT Industrial’s second quarter 2016 supplemental reporting package.

Conference Call Information
DCT Industrial will host a conference call to discuss Q2 results on Friday, August 5, 2016 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday,

September 2, 2016 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10088807. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 5, 2017.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®
DCT Industrial is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties in high-volume distribution markets in the U.S. As of June 30, 2016, the Company owned interests in approximately 72.0 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:
Melissa Sachs
DCT Industrial Trust
303-597-2400
investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share information)

	June 30, 2016	December 31, 2015
ASSETS	(unaudited)
Land	$1,011,875	$1,009,905
Buildings and improvements	3,032,314	2,886,859
Intangible lease assets	78,369	84,420
Construction in progress	100,180	159,397
Total investment in properties	4,222,738	4,140,581
Less accumulated depreciation and amortization	(783,879)	(742,980)
Net investment in properties	3,438,859	3,397,601
Investments in and advances to unconsolidated joint ventures	88,175	82,635
Net investment in real estate	3,527,034	3,480,236
Cash and cash equivalents	33,403	18,412
Restricted cash	50,470	31,187
Straight-line rent and other receivables, net of allowance for doubtful accounts of $416 and $335, respectively	71,992	60,357
Other assets, net	15,207	15,964
Assets held for sale	—	26,199
Total assets	$3,698,106	$3,632,355

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$96,201	$108,788
Distributions payable	27,381	26,938
Tenant prepaids and security deposits	30,890	29,663
Other liabilities	38,556	18,398
Intangible lease liabilities, net	20,230	22,070
Line of credit	133,000	70,000
Senior unsecured notes	1,226,874	1,276,097
Mortgage notes	206,219	210,375
Liabilities related to assets held for sale	—	869
Total liabilities	1,779,351	1,763,198

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized 89,921,284 and 88,313,891 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	899	883
Additional paid-in capital	2,822,705	2,766,193
Distributions in excess of earnings	(986,185)	(992,010)
Accumulated other comprehensive loss	(29,172)	(23,082)
Total stockholders’ equity	1,808,247	1,751,984
Noncontrolling interests	110,508	117,173
Total equity	1,918,755	1,869,157
Total liabilities and equity	$3,698,106	$3,632,355

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Rental revenues	$95,597	$88,115	$189,574	$176,177
Institutional capital management and other fees	305	423	698	801
Total revenues	95,902	88,538	190,272	176,978

OPERATING EXPENSES:
Rental expenses	8,986	8,408	19,035	18,556
Real estate taxes	15,054	13,521	29,655	28,026
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
General and administrative	7,358	9,856	13,620	17,192
Casualty loss	162	—	162	—
Total operating expenses	71,461	70,234	142,443	141,219
Operating income	24,441	18,304	47,829	35,759

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	2,627	—	2,627
Equity in earnings of unconsolidated joint ventures, net	935	1,036	1,819	1,843
Gain on dispositions of real estate interests	12,955	14,932	43,052	41,086
Interest expense	(15,635)	(13,609)	(32,057)	(27,513)
Interest and other income (expense)	48	(11)	563	(29)
Income tax expense and other taxes	(172)	(278)	(288)	(471)
Consolidated net income of DCT Industrial Trust Inc.	22,572	23,001	60,918	53,302
Net income attributable to noncontrolling interests	(1,154)	(4,704)	(3,109)	(6,260)
Net income attributable to common stockholders	21,418	18,297	57,809	47,042
Distributed and undistributed earnings allocated to participating securities	(106)	(201)	(334)	(344)
Adjusted net income attributable to common stockholders	$21,312	$18,096	$57,475	$46,698

NET EARNINGS PER COMMON SHARE:
Basic	$0.24	$0.21	$0.65	$0.53
Diluted	$0.24	$0.20	$0.64	$0.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	89,748	88,187	89,066	88,139
Diluted	90,184	88,486	89,490	88,453

Distributions declared per common share	$0.29	$0.28	$0.58	$0.56

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations
(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Adjustments:
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Equity in earnings of unconsolidated joint ventures, net	(935)	(1,036)	(1,819)	(1,843)
Equity in FFO of unconsolidated joint ventures	2,451	2,575	4,818	4,983
Gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,086)
Gain on dispositions of non-depreciable real estate	—	—	—	18
Noncontrolling interest in the above adjustments	(1,411)	(1,336)	(2,097)	(2,189)
FFO attributable to unitholders	2,182	2,028	4,443	4,095
FFO attributable to common stockholders and unitholders – basic and diluted(1)	50,651	44,045	100,073	88,465
Adjustments:
Acquisition costs	72	170	92	1,484
Hedge ineffectiveness (non-cash)	357	—	1,420	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$51,080	$44,215	$101,585	$89,949

FFO per common share and unit – basic	$0.54	$0.47	$1.07	$0.95
FFO per common share and unit – diluted	$0.53	$0.47	$1.06	$0.95

FFO, as adjusted, per common share and unit – basic	$0.54	$0.48	$1.08	$0.97
FFO, as adjusted, per common share and unit – diluted	$0.54	$0.47	$1.08	$0.96

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	89,748	88,187	89,066	88,139
Participating securities	592	626	550	599
Units	4,039	4,256	4,138	4,278
FFO weighted average common shares, participating securities and units outstanding – basic	94,379	93,069	93,754	93,016
Dilutive common stock equivalents	436	299	424	314
FFO weighted average common shares, participating securities and units outstanding – diluted	94,815	93,368	94,178	93,330

(1)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance
The Company is providing the following guidance:

	Range for the Full-Year
	2016
	Low	High
Guidance:
Net earnings per common share - diluted	$0.84	$0.90
Adjustments:
Gains on disposition of real estate interest	(0.46)	(0.46)
Real estate related depreciation and amortization(1)	1.74	1.74
Hedge ineffectiveness (non-cash) and acquisition costs	0.02	0.02
Noncontrolling interest in adjustments	0.02	0.02
FFO, as adjusted, per common share and unit - diluted(2)	$2.16	$2.22

(1)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

(2)	The Company’s FFO guidance excludes actual and assumed hedge ineffectiveness and acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage Ratio for the three and six months ended June 30, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Interest expense	15,635	13,609	32,057	27,513
Proportionate share of interest expense from unconsolidated joint ventures	277	329	551	653
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,098	1,226	2,198	2,434
Income tax expense and other taxes	172	278	288	471
Stock-based compensation	1,438	1,477	2,740	2,540
Noncontrolling interests	1,154	4,704	3,109	6,260
Non-FFO gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,068)
Adjusted EBITDA	$68,138	$63,437	$135,671	$123,290

CALCULATION OF FIXED CHARGES:
Interest expense	$15,635	$13,609	$32,057	$27,513
Capitalized interest	2,661	4,125	5,608	7,834
Amortization of loan costs and debt premium/discount	(224)	72	(450)	92
Other non-cash interest expense(1)	(1,381)	(1,024)	(3,468)	(2,048)
Proportionate share of interest expense from unconsolidated joint ventures	277	329	551	653
Total fixed charges	$16,968	$17,111	$34,298	$34,044

Fixed charge coverage ratio	4.0x	3.7x	4.0x	3.6x

(1)	Includes $0.4 million and $1.4 million of hedge ineffectiveness for the three and six months ended June 30, 2016, respectively.

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three and six months ended June 30, 2016 and 2015 (unaudited, in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Net income attributable to noncontrolling interests	1,154	4,704	3,109	6,260
Income tax expense and other taxes	172	278	288	471
Interest and other (income) expense	(48)	11	(563)	29
Interest expense	15,635	13,609	32,057	27,513
Equity in earnings of unconsolidated joint ventures, net	(935)	(1,036)	(1,819)	(1,843)
General and administrative expense	7,358	9,856	13,620	17,192
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Development profit, net of taxes	—	(2,627)	—	(2,627)
Gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,086)
Casualty loss	162	—	162	—
Institutional capital management and other fees	(305)	(423)	(698)	(801)
Total NOI	71,557	66,186	140,884	129,595
Less NOI – non-same store properties	(9,362)	(4,887)	(23,018)	(15,263)
Same store NOI	62,195	61,299	117,866	114,332
Less revenue from lease terminations	(572)	(527)	(652)	(1,023)
Add early termination straight-line rent adjustment	22	66	132	172
Same store NOI, excluding revenue from lease terminations	61,645	60,838	117,346	113,481
Less straight-line rents, net of related bad debt expense	(1,673)	(1,715)	(2,725)	(2,460)
Less amortization of above/(below) market rents	(678)	(709)	(1,181)	(1,279)
Same store Cash NOI, excluding revenue from lease terminations	$59,294	$58,414	$113,440	$109,742

Financial Measures
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense.

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.